MANAGEMENT AGREEMENT AMENDMENT

To:          AC Funds, LLC

10 Wilsey Square, Suite 200
Ridgewood, NJ 07450

Dear Sirs:

Neiman Funds (the "Trust") herewith confirms the amendment to our Management Agreement with you with respect to the Advisors Capital US Dividend Fund, Advisors Capital Small/Mid Cap Fund, and Advisors Capital Tactical Fixed Income Fund. Pursuant to Section 9 "Amendment of the Agreement" of the Management Agreement executed January 7, 2021, in Section 3 "Compensation of the Manager," references to 1.69% are replaced by 1.62%, with effect September 1, 2023.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Yours very truly,

Neiman Funds
Dated: August 30, 2023	By: /s/ Daniel Neiman
Print Name: Daniel Neiman
Title: President, Secretary and Treasurer

ACCEPTANCE

The foregoing Agreement is hereby accepted.

AC Funds, LLC
Dated: August 30, 2023	By: /s/ Kenneth I. Deane
Print Name: Kenneth I. Deane
Title: Managing Member

MANAGEMENT AGREEMENT AMENDMENT

To:          AC Funds, LLC

10 Wilsey Square, Suite 200
Ridgewood, NJ 07450

Dear Sirs:

Neiman Funds (the "Trust") herewith confirms the amendment to our Management Agreement with you with respect to the Advisors Capital Active All Cap Fund. Pursuant to Section 9 "Amendment of the Agreement" of the Management Agreement executed November 3, 2022, in Section 3 "Compensation of the Manager," references to 1.69% are replaced by 1.62%, with effect September 1, 2023.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Yours very truly,

Neiman Funds
Dated: August 30, 2023	By: /s/ Daniel Neiman
Print Name: Daniel Neiman
Title: President, Secretary and Treasurer

ACCEPTANCE

The foregoing Agreement is hereby accepted.

AC Funds, LLC
Dated: August 30, 2023	By: /s/ Kenneth I. Deane
Print Name: Kenneth I. Deane
Title: Managing Member